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Exhibit 21.1
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                               IIC INDUSTRIES INC.
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                              List of Subsidiaries
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Israel Tractor and Equipment Co. Ltd. (Israel)
              Ambache  Engineering, Ltd. (Israel)

Investor Rt. (Hungary)
              Interag Rt. (Hungary)
              Agrimpex Rt. (Hungary)
              Agrimpex International Ltd. (UK)
              Agrimill Rt. (Hungary)
              Viktoria Rt. (Hungary)
              Boma Kft. (Hungary)

Interag Rt. (Hungary)
              Kompakt Auto Kft.
              Interag Autohaz Kft.
              Motor Pedo, Kft.
              Frigoland Kft.
              H.H.H. Udvarhaz Kft.

Balton C.P. Limited (England)
              Amiran Zambia Ltd. (Zambia)
              Telkor Communications Systems, Ltd. (Zambia)
              Ghana Smartcomm Ltd. (Ghana)
              Bamiri Limited (Kenya)
              Amiran Communications, Ltd. (Kenya)
              Dizengoff Ghana Ltd. (Ghana)
              Amiran Kenya Ltd. (Kenya)
              Balton Tanzania  Ltd. (Tanzania)
              Balton BV-DWA (Nigeria) Ltd.  (Nigeria)
              Balton (U) Ltd. Uganda (Uganda)
              Dizengoff (WA) Nigeria Limited (Nigeria)
              Balton SNES S.A. (Ivory Coast)